SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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     AMEN Properties, Inc.
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                  (Name of Registrant as Specified In Its Charter)

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                     (Name of Person(s) Filing Proxy Statement
      if other than Registrant)

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AMEN Properties, Inc.
303 W. Wall Street, Suite 2300
Midland, Texas 79701

November 1, 2008

Dear Fellow Shareholder:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of AMEN Properties, Inc. to be held at 303 W. Wall Street, Suite 2300, Midland, Texas 79701, at 8:30 a.m., local time, on Wednesday, December 17, 2008.  The information regarding matters to be voted upon at the Annual Meeting is set out in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold or whether you plan to attend the meeting in person.  I urge you to vote your shares as soon as possible.  The proxy card contains instructions on how to cast your vote.

If you have any questions, please contact Kris Oliver, Chief Financial Officer and Secretary at (972) 664-1670.

Sincerely,

Eric L. Oliver
Chairman of the Board
AMEN Properties, Inc.

AMEN PROPERTIES, Inc.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	December 17, 2008
Time:	8:30 a.m. Central Time
Place:	303 W. Wall Street, Suite 2300, Midland, Texas 79701

Proposals:

1.
To elect six directors to the Board of Directors of AMEN Properties, Inc. (the “Company) to serve one-year terms expiring at the later of the annual meeting shareholders in 2009 or upon a successor being elected and qualified.

2.
To approve and ratify the issuance of up to 450,000 shares of the Company's common stock upon exercise of warrants issued in connection with the Company’s investment in SFF Royalty, LLC and SFF Production, LLC.

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Record Date:	October 27, 2008

By Order of the Board of Directors

Eric L. Oliver
Chairman of the Board
AMEN Properties, Inc.

YOUR VOTE IS IMPORTANT!

Whether or not you plan to attend the meeting, please complete, date, sign and return the accompanying proxy card promptly so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes.

PROXY STATEMENT
AMEN Properties, Inc.
303 W. Wall Street, Suite 2300
Midland, Texas 79701

Annual Meeting of Shareholders of the Company to be held on December 17, 2008
Some Questions You May Have Regarding this Proxy Statement

Q:	Why am I receiving these materials?

A:
The accompanying proxy is solicited on behalf of the Board of Directors of AMEN Properties, Inc. (the "Company").  We are providing these proxy materials to you in connection with our Annual Meeting of Shareholders, to be held at 303 W. Wall Street, Suite 2300, Midland, Texas 79701, on December 17, 2008 at 8:30 a.m., local time. As a Company shareholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals described in this proxy statement.

Q:	Who may vote at the meeting?

A:
You may vote all of the shares of our common stock that you owned at the close of business on October 27, 2008, the record date. On the record date, AMEN Properties, Inc. had 3,777,655 shares of common stock outstanding and entitled to be voted at the meeting.  You may cast one vote for each share of common stock held by you (or deemed to be held by you due to your ownership of preferred stock) on all matters presented at the meeting.

Q:	What proposals will be voted on at the meeting?

A:	There are two Company proposals to be considered and voted on at the meeting, which are:

1.
To elect six directors to the Board of Directors of the Company to serve one-year terms expiring at the later of the annual meeting shareholders in 2009 or upon a successor being elected and qualified.

2.
To approve and ratify the issuance of up to 450,000 shares of the Company's common stock upon exercise of warrants issued in connection with the Company’s investment in SFF Royalty, LLC (“SFF Royalty”) and SFF Production, LLC (“SFF Production”).

Q:	How does the Board of Directors recommend I vote?

A:	Please see the information included in the proxy statement relating to the proposals to be voted on. Our Board of Directors unanimously recommends that you vote:

1.	“FOR: each of the nominees to the Board of Directors
2.
“FOR” approval and ratification of the issuance of up to 450,000 shares of the Company's common stock upon exercise of warrants issued in connection with the Company’s investment in SFF Royalty and SFF Production (the “Warrants”).

Q:	What happens if additional matters are presented at the annual meeting?

A:
Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Eric L. Oliver and Jon Morgan, will have the discretion to vote your shares on certain additional matters properly presented for a vote at the meeting.

Q:	How do I vote?

A:
If your shares are registered directly in your name with our transfer agent, American Stock Transfer, you are considered a shareholder of record with respect to those shares and the proxy materials and proxy card are being sent directly to you. Please carefully consider the information contained in this proxy statement and, whether or not you plan to attend the meeting, complete, date, sign and return the accompanying proxy card promptly so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend the annual meeting. If you attend the meeting, you will be able to vote using a ballot provided at the meeting or by bringing the enclosed proxy card, but we recommend that you complete, sign and return the proxy card in case you later decide not to attend the meeting.

If like most shareholders of the Company, you hold your shares in street name through a stockbroker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of shares, and the proxy materials are being forwarded to you together with a voting instruction card. Please carefully consider the information contained in this proxy statement and, whether or not you plan to attend the meeting, complete, date, sign and return the accompanying proxy card promptly as instructed by your broker or nominee so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes.

Q:	What constitutes a quorum and why is a quorum required?

A:
A quorum is required for the Company shareholders to conduct business at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote on the record date will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as abstentions, if any, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

Q:	What if I don’t vote or abstain? How are broker non-votes counted?

A:
Abstentions are included in the determination of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. However, abstentions will have no effect on the election of directors.

Eric L. Oliver and Jon Morgan are officers of the Company and were named by our Board of Directors as proxy holders. They will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by the Board of Directors. For beneficial shareholders, your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such “broker non-votes,” however, will be counted in determining whether there is a quorum present.

Q:	If my shares are held in street name by my broker, will my broker vote my shares for me?

A:
Your broker will vote your shares only if the proposal is a matter on which your broker has discretion to vote (such as the election of directors), or if you provide instructions on how to vote by following the instructions provided to you by your broker.  Your broker likely does not have discretion to vote on the issuance of shares upon exercise of the Warrants, and therefore you will need to provide voting instructions to your broker with respect to that proposal.

Q:	Can I change my vote after I have delivered my proxy?

A:
Yes. You may revoke your proxy at any time before its exercise. You may also revoke your proxy by voting in person at the Annual Meeting. If you are a beneficial shareholder, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

Q:	Who will count the votes?

A:	Stockholder votes by proxy will be tabulated by ADP Investor Communication Services.

Q:	Where can I find voting results of the meeting?

A:	We will announce preliminary voting results at the meeting and publish final results in our periodic report on Form 10-K for the fiscal year 2008 or in an earlier filed Form 8-K.

Q:	Who will bear the cost for soliciting votes for the meeting?

A:
We will bear all expenses in conjunction with the solicitation of the enclosed proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to security owners. We may hire a proxy solicitation firm at a standard industry compensation rate. In addition, proxies may be solicited by mail, in person, or by telephone or fax by certain of our officers, directors and regular employees.

Q:	Whom should I call with other questions?

A:
If you have additional questions about this proxy statement or the meeting or would like additional copies of this document or our 2007 Annual Report on Form 10-KSB, please contact: AMEN Properties, Inc. P. O. Box 835451, Richardson, Texas 75083, Attention: Investor Relations Dept., Telephone: (972) 664-1670.

Q:	What vote is required for approval of the proposals presented?

A:
Directors are elected by a plurality of votes cast in the election of directors.  The other proposals require the affirmative vote of at least a majority of the votes present at the meeting and entitled to be cast.

Additional Information

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and are therefore required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”) related to our business, financial statements and other matters.  Such reports, proxy statements and other information are available for inspection and copying at the Commission's principal office, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, where copies may be obtained upon payment of the fees prescribed by the Commission from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  Such documents may also be obtained through the Website maintained by the Commission at http://www.sec.gov.

PROPOSAL ONE--ELECTION OF MEMBERS OF THE BOARD OF DIRECTORS

Size of Board of Directors

Our Board of Directors currently consists of six members, all serving one-year terms expiring at the Annual Meeting or until their successors are duly elected and qualified.  In addition, the holders of the Series D Preferred Stock, voting separately, have the right to elect up to two additional directors based upon the percentage of total capital stock of the Company represented by the Series D Preferred, but have not exercised that right as of the date hereof.

Current Director Not a Nominee in This Election

As announced in the 8-K filed on August 19, 2008, one of the Company’s current Directors, Earl Gjelde has declined to stand for election to another term.    The Board has nominated Jesse Correll to replace Mr. Gjelde, as described below.

Earl E. Gjelde has served as an AMEN director since April 1997.  From 1989 through 1993, he was Vice President of Chemical Waste Management, Inc. and from 1991 to 1993 was Vice President of Waste Management Inc. (currently WMX Technologies, Inc.).  Since 1991, Mr. Gjelde has been Managing Director, Summit Group International, Ltd., an energy and natural resource consulting firm with Internet based security controlled document systems and Managing Director, Summit Energy Group, Ltd., an energy development company and since 1996, a partner in Pipeline Power Partners, LP, a natural gas services company.  From 1980 through 1989, Mr. Gjelde held various federal government positions including Under Secretary and Chief Operating Officer of the U.S. Department of Interior from 1985 through 1989 and Special Assistant to the Secretary, Chief Operating Officer, U.S. Department of Energy from 1982 through 1985.  He is a member of the Board of Directors of The United States Energy Association, The World Energy Congress, the National Wilderness Institute, Allied Technologies Group, Inc., and publicly held Electrosource, Inc.

Current Nominees

Eric L. Oliver was appointed as a director of AMEN in July 2001, and was appointed Chairman of the Board and Chief Executive Officer on September 19, 2002.  Mr. Oliver resigned as Chief Executive Officer effective March 7, 2007.  Since 1997, he has been President of SoftSearch Investment, Inc., an investment firm in Abilene, Texas.  Since 1998, he has also served as President of Midland Map Company LLC, a company that creates hand drafted ownership maps throughout the Permian Basin. He is on the Board of Directors of the First National Bank of Midland, and of Love and Care Ministries, an inner city homeless initiative.  Mr. Oliver is the brother of Kris Oliver, the Company’s Chief Financial Officer.

Jon M. Morgan was appointed as a director of AMEN in October 2000, and was appointed President and Chief Operating Officer on September 19, 2002.  Mr. Morgan resigned as Chief Operating Officer and was appointed Chief Executive Officer on March 7, 2007.  Mr. Morgan has more than 19 years experience in launching and managing successful businesses in both investment management services and in the energy field.  He is founder of several businesses including Morgan Capital Group, Inc., the Packard Fund, and is President of J.M. Mineral & Land Co.

Bruce E. Edgington has been director of AMEN since November 1995.  From 1979 through 1988, Mr. Edgington was a registered representative with Johnston Lemon & Co., a securities broker-dealer, where his responsibilities included the management of retail securities accounts and administration.  In 1988 he founded and continues to be an officer, director and stockholder of DiBiasio & Edgington, a firm engaged in providing software to investment firms and money managers.

Jesse T. Correll is founder and Chairman of the Board for First Southern Bancorp, Inc., parent company of First Southern National Bank.  Jess serves as Chairman and Chief Executive Officer of UTG, a $400 million life insurance company headquartered in Springfield, Ill. Jess and fellow First Southern executives’ passion for giving back to the Kingdom helped to establish The River Foundation, where he serves as President and Director as well as serving on the board of directors for Crown Financial Ministries, Friends of the Good Samaritans, Generous Giving and the National Christian Foundation.

Donald M. Blake, Jr. was appointed to the Board of Directors on February 26, 2003.  He is Executive Vice President and Principal of Joseph J. Blake and Associates, Inc. (“Blake and Associates”), an international commercial real estate due diligence firm.  The company founded by his grandfather specializes in the valuation of debt and equity and assessment reports for engineering and environmental issues concerning real property.  Over the past 57 years, the firm has served the nation’s leading investors, lenders and owners of real estate.  Blake and Associates maintains operations throughout the United States, Latin America and Japan.  Mr. Blake, Jr. is a Member of the Appraisal Institute and is active with a variety of real estate organizations such as the Mortgage Bankers Association, Pension Real Estate Association, The Commercial Mortgage Securitization Association and the Urban Land Institute.  Former Governor Mario Cuomo of New York appointed Mr. Blake, Jr. to the charter advisory board of the New York State Appraisal Certification Board.  The board developed the standards and ethical standards for all licensing and certification for appraisers in accordance with state legislation.  He was also appointed to the real estate advisory board of the business school of Babson College, Wellesley, Massachusetts.  Mr. Blake, Jr. received a BA from Hobart College, Geneva, New York in 1979 and a MSM with a concentration in commercial real estate finance from Florida International University, Miami, Florida in 1981.

G. Randy Nicholson was appointed to the Board of Directors on February 26, 2003.  He graduated from Abilene Christian College in 1959. From 1959 to 1971, Mr. Nicholson was self-employed in Abilene as a CPA.  In 1971, he established E-Z Serve, Inc., a gasoline marketing company.  Mr. Nicholson has served as Chairman of the Board of Auto-Gas Systems, Inc. since 1987.  AutoGas developed the pay-at-the pump technology processing paperless credit and debit card transactions at the fuel island.  Headquartered in Abilene, Texas, AutoGas continues to introduce innovative technological advancements in the automated fueling industry, most recently with loyalty products such as DIGITAL REWARDS and Quantum 360sm.  He joined the Board of Trustees of Abilene Christian University in 1981.  Mr. Nicholson is a member of the Texas Society of Certified Public Accountants and was recently named an honorary member of the American Institute of Certified Public Accountants (AICPA) having been a member for 40 years.  He is presently serving as Chairman of the Technology Committee for the City of Abilene.

If elected, each director will hold office until the annual meeting of shareholders in 2009 or until his successor is duly elected and qualified.  The election of directors will be decided by a plurality of the votes cast in such election at the meeting by the shareholders, and accordingly, abstentions and “broker non-votes” will have no effect on the election of directors.   Shareholders may not cumulate their votes in the election of directors.  All nominees have consented to be named in this proxy statement and to serve if elected, but if any nominee becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. Management has no reason to believe that any of the nominees will be unable to serve.

Current Directors, Officers and Nominees

The table below lists the current and nominated members of the Company’s Board of Directors and Executive Officers, as well as their age and committee responsibilities:

Name	Age	Position(s)	Committees
Eric L. Oliver(1) (Chairman)	49	Chairman of the Board of Directors	None
Jon M. Morgan	49	Director, Chief Executive Officer	None
Bruce E. Edgington	50	Director	Compensation, Audit (Chair), Nominating
Earl E. Gjelde (retiring)	63	Director	Compensation (Chair), Nominating
Jesse T. Correll (if elected)	52	Director	Compensation (Chair), Nominating
Donald M. Blake, Jr.	52	Director	Audit, Nominating (Chair)
G. Randy Nicholson	70	Director	Compensation, Audit
Kris Oliver(1)	42	Chief Financial Officer	N/A

(1)Eric L. Oliver and Kris Oliver are brothers.

Corporate Governance

Board Independence

Messrs. Edgington, Gjelde, Blake and Nicholson are independent directors under the rules of the NASDAQ Stock Market.  If elected, Mr. Correll will be an independent director under such rules.  All of the Board’s standing committees (described below) are comprised entirely of independent directors.

Meeting Attendance

AMEN’s business is managed under the direction of the Board of Directors. The Board meets during our fiscal year to review significant developments and to act on matters requiring Board approval. The Board of Directors held five formal meetings and acted by unanimous written consent on other occasions during the fiscal year ended December 31, 2007. None of the Company’s directors attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and their respective committee meetings held subsequent to their election to the Board in 2007.

Board Committees

The Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The Board committees are currently comprised of independent directors in accordance with the NASDAQ rules.  The functions of these committees and their members as of the date of the Annual Meeting are described below.

Audit Committee

The Audit Committee is comprised of Messrs. Edgington (Chair), Nicholson, and Blake, Jr. all of whom are independent directors. The Audit Committee held four meetings during 2007.  The Audit Committee, among other things, oversees the accounting and financial reporting practices of the Company and reviews the annual audit with the Company’s independent accountants.  In addition, the Audit Committee has the sole authority and responsibility to select, evaluate, and where appropriate, replace the independent auditors.  The general responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which can be seen on the Company’s web site at http://www.amenproperties.com.  The Board has determined that no member of the Committee meets all of the criteria needed to qualify as an “audit committee financial expert” as defined by the Commission regulations.  The Board believes that each of the current members of the Committee has sufficient knowledge and experience in financial matters to perform his duties on the Committee.

The Audit Committee oversees our financial reporting, internal controls and audit functions on behalf of the Board of Directors.  In fulfilling its oversight responsibilities, the Committee has reviewed the audited consolidated financial statements in the Annual Report on Form 10-KSB with management including discussions of accounting principles, reasonableness of judgments, and the clarity of financial disclosures.  The Committee also reviewed with the independent auditors their assessment of financial statements and of management’s judgments in deriving the financial statements.  In addition, the Committee has discussed with the independent auditors the matters required by SAS 61 and the matters in the written disclosures required by the Independence Standards Board and discussed with the independent accountant the independent accountant’s independence.  The Committee also met with the independent auditors, with and without management present, to discuss their examinations, evaluations of our internal controls and the overall quality of our financial reporting.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in AMEN’s Annual Report on Form 10-KSB for filing with the Commission.

Nominating Committee

The Nominating Committee is comprised of Messrs. Blake, Jr., (chair), Edgington and Gjelde, all of whom are independent directors.  The Nominating Committee did not meet during 2007.  The Nominating Committee operates pursuant to a Nominating Committee Charter which can be seen on the Company’s web site at http://www.amenproperties.com.

The Nominating Committee identifies nominees for directors of the Company by first evaluating the current members of the Board of Directors willing to continue in service.  If any Board member does not wish to continue in service, if the Nominating Committee decides not to nominate a member for re-election or if the Board desires to increase the size of the Board by adding new director positions, then the Nominating Committee establishes a pool of potential director candidates from recommendation from the Board, senior management and shareholders, who are then evaluated through the review process outlined below.  All of the nominees named in this Proxy Statement are current directors standing for re-election, except Mr. Correll who was recommended as a nominee by Bruce Edgington.

The Nominating Committee reviews the credentials of potential director candidates (including potential candidates recommended by shareholders), conducts interviews and makes formal nominations for the election of directors.  In making its nominations, the Nominating Committee considers a variety of factors, including the following factors: integrity, high level of education, skills, background, independence, financial expertise, experience or knowledge with businesses relevant to the Company’s current and future business plans, experience with business of similar size, all other relevant experience, understanding of the Company’s business and industry diversity, compatibility with existing Board members, and such other factors as the Nominating Committee deems appropriate in the best interests of the Company and its shareholders.  Proposed nominees are not evaluated differently depending upon who has made the proposal.  The Company has not to date paid any third party fee to assist in this process.

The Company will consider proposed nominees whose names are submitted to the Nominating Committee by shareholders.  Proposals made by shareholders for nominees to be considered by the Nominating Committee with respect to an annual shareholders meeting must be in writing and received by the Company prior to the end of the fiscal year preceding such annual meeting.

Compensation Committee

The Compensation Committee is comprised of Messrs. Gjelde (Chair), Edgington and Nicholson, and did not meet during 2007.  The Compensation Committee was established to advise the Board and consult with management concerning the salaries, incentives and other forms of compensation for the officers and other employees of the Company.  The committee also administers the Company’s stock option plans.    The Compensation Committee operates pursuant to a Compensation Committee Charter which can be reviewed at the Company’s website at http://www.amenproperties.com.

Shareholder Communication

Shareholders may send other communications to the Board of Directors, a committee thereof or an individual Director.  Any such communication should be sent in writing addressed to the Board of Directors, the specific committee or individual Director in care of the Company’s Secretary at the address on the front of this Proxy Statement.  The Company’s Secretary is responsible for determining, in consultation with other officers of the Company, counsel and other advisers, as appropriate, which stockholder-communications will be relayed to the Board, committee or individual Director.  The Secretary may determine not to forward any letter to the Board, committee or individual Director that does not relate to the business of the Company.

Annual Reports / Code of Conduct and Ethics

The Company makes available, free of charge, its Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(a) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file or furnish them to the Securities and Exchange Commission (the “SEC”).  These reports may also be obtained directly from the SEC via an Internet site (http://www.sec.gov) and at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The Company will also provide to any person, free of charge, a copy of the Company’s Code of Business Conduct and Ethics upon request made to the Company at 303 West Wall St., Suite 2300, Midland, Texas 79701, attn: Mr. Kris Oliver.

Attendance of Directors at Annual Shareholders Meeting

The Corporation expects all Board members and nominees to attend the annual meeting of shareholders, but from time to time, other commitments may prevent all directors from attending each meeting.  All directors attended the most recent annual meeting of shareholders, which was held on May 30, 2007.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR SET FORTH IN THIS PROPOSAL.

PROPOSAL TWO—APPROVAL AND RATIFICATION OF THE ISSUANCE OF UP TO 450,000
SHARES OF THE COMPANY’S COMMON STOCK UPON EXERCISE OF WARRANTS
ISSUED IN CONNECTION WITH THE COMPANY’S INVESTMENT IN SFF ROYALTY, LLC
AND SFF PRODUCTION, LLC.

Background

Effective December 17, 2007, the Company invested $7.6 million in SFF Royalty, LLC (“SFF Royalty”) and $2.4 million in SFF Production, LLC (“SFF Production”) in exchange for a one-third ownership interest in each entity.  Also on December 17, 2007, SFF Royalty and SFF Production acquired the following properties (the “Acquired Properties”) from Santa Fe Energy Trust (the “Trust”) and Devon Energy Production Company, LP (“Devon”).

	Acquired from the Trust		Acquired from Devon
Acquiring Entity	Description	Purchase Amount	Description	Purchase Amount	Total Purchase
SFF Royalty	Net profits interests in royalty interests owned by Devon	$21,077,688	Royalty interests subject to Trust’s net profits interests	$2,254,662	$23,332,350

SFF Production	Net profits interests in working interests owned by Devon	6,072,125	Working interests subject to Trust’s net profits interests	649,531	6,721,656

Totals		$27,149,813		$2,904,193	$30,054,006

To obtain the $10 million required for its investments in SFF Royalty and SFF Production, the Company secured stub financing and issued Preferred Stock, short-term promissory notes and the Warrants for the purchase of shares of the Company’s common stock.

Stub Financing

In order to secure the cash required for the Company’s contribution to SFF Royalty and SFF Production on December 17, 2007, stub financing was arranged via the execution of two promissory notes with SoftVest, LP totaling $3.5 million.  These notes accrued interest at an annual rate of 8.5%.  The Company repaid these notes on March 13, 2008 after receiving its final distribution from the Trust based upon its ownership of Trust securities.

As discussed under “Certain Relationships and Related Transactions”, Mr. Eric L. Oliver, the Company’s Chairman of the Board, is the Managing Partner of SoftVest, LP.

Series D Preferred Stock

429,100 shares of Series D Preferred Stock (“Preferred D”) were issued at a share price of $10 for total proceeds of $4,291,000.  Below is a summary of the significant characteristics of the Preferred D:

•  Pays a coupon of 8.5% annually.
•  Has limited voting rights.
•  Is not convertible into common stock.
•  Is redeemable upon demand by the Company.
•  Holders can elect up to two directors

Promissory Notes

The Company also signed promissory notes with the recipients of the Preferred D totaling $2,709,000.  Below is a summary of the significant characteristics of the promissory notes:

•  Due and payable on June 30, 2009.
•  Variable interest rate of the Prime rate plus 1%.

Warrants

Holders of the promissory notes were issued the Warrants to purchase a total of up to 450,000 shares of common stock of the Company at an exercise price of $6.02 per share (subject to anti-dilution adjustments), which was the market value per share at the time the transaction was agreed to.  Under the rules of the Nasdaq Stock Market, the issuance of Company common stock upon the exercise of the Warrants requires stockholder approval, which is being requested in this Proposal Two.  The Company plans to use the proceeds from the exercise of the Warrants, if approved by shareholders, to pay all or a portion of the above-described promissory notes.

Related Party Participation

Certain of the Company’s Directors and nominees for director participated in this transaction as shown below:
Director	# Shares Preferred D Purchased	Preferred D Purchase Price	Promissory Note Amount	Warrants Received

Eric L. Oliver(1)	164,376	$1,643,760	$1,037,741	172,382

Bruce E. Edgington	6,130	61,300	38,700	6,429

Jesse Correll(2) (director nominee)	147,938	933,966	933,966	155,144

(1)Through Mr. Oliver’s control of SoftVest, L.P.
(2)Through Mr. Correll’s control of Universal Guaranty Life Ins. Co.

Related Financial Information

Audited and pro forma financial statements for the Acquired Properties were disclosed by the Company on Form 8-K on October 14, 2008.  Those financial statements are attached hereto as Schedule A and Schedule B and should be reviewed by shareholders in evaluating this proposal.

Effects on Shareholders

The issuance of shares of common stock upon the exercise of the Warrants will result in an increase in the total number of shares outstanding and an adjustment of percentage ownership, and thus the voting power, of the shareholders at the time of such issuance.  Additionally, to the extent the exercise price of $6.02 per share is less than the market price per share at the time of exercise, the issuance may have a dilutive affect on the then existing shareholders.

Proposal:

That the Company’s shareholders approve the issuance of up to 450,000 shares of the Company’s common stock upon exercise of the warrants issued in connection with the Company’s purchase of interests in SFF Royalty and SFF Production.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL AND RATIFICATION OF THE ISSUANCE OF UP TO 450,000 SHARES OF THE COMPANY’S COMMON STOCK UPON EXERCISE OF THE WARRANTS ISSUED IN CONNECTION WITH THE COMPANY’S INVESTMENT IN SFF PRODUCTION AND SFF ROYALTY.

EXECUTIVE COMPENSATION

The following table includes information concerning compensation for the years 2006 and 2007 to the five members of the Executive Team and includes required disclosure related to our CEO and the four most highly compensated officers of the Company for the fiscal year ended December 31, 2007.

Name / Position	Year	Salary	Bonus	Stock Awards	All Other Comp (6)	Total
Eric L. Oliver(1) Chairman of the Board	2006	-	-	-	-	-
	2007	-	-	-	-	-
Jon M. Morgan(2) President and Chief Executive Officer	2006	-	-	-	-	-
	2007	-	-	-	-	-
Kevin Yung(3) Chief Operating Officer	2006	$150,000	$68,589	-	-	$218,589
	2007	$150,000	$86,584	-	-	$236,584
Kris Oliver(3)(5) Chief Financial Officer and Secretary	2006	-	-	-	-	-
	2007	$116,667	$71,894	$28,906	-	$217,467
Padraig Ennis(4) Vice President, Priority Power	2006 (7)	$103,333	$30,000	-	$50,000	$183,333
	2007	$140,000	$25,145	$4,847	-	$169,992
John Bick(3)(4) Managing Principal, Priority Power	2006 (7)	$70,000	-	-	$71,495	$141,495
	2007	$140,000	$24,424	$27,842	-	$192,266

(1)
Mr. Oliver became the Company’s Chief Executive Officer on September 19, 2002.  He did not receive any salary or bonus during 2006 or 2007, and is not currently paid a salary.  He resigned the CEO position effective March 7, 2007, at which point Jon M. Morgan became CEO.

(2)
Mr. Morgan served as the Company’s Chief Operating Officer from September 19, 2002 through March 7, 2007, at which time he assumed the role of Chief Executive Officer and Mr. Yung became the Chief Operating Officer.  He did not receive any salary or bonus during 2006 or 2007, and is not currently paid a salary.

(3)
The employment agreements of Mr. Yung, Mr. Kris Oliver and Mr. Bick allow them to receive their bonus payments in cash or in restricted shares of Company stock, valued based on the average closing price for the last twenty days of the measurement period.  Messrs. Yung and Bick receive one annual bonus payment and Mr. Kris Oliver receives his bonus payment in semi-annual installments.

(4)	Messrs. Ennis and Bick receive a portion of their salaries in restricted shares of Company stock.

(5)	Kris Oliver began working for the Company on March 7, 2007. The 2007 salary amount represents actual salary paid to Mr. Oliver in 2007. Mr. Oliver’s annual salary is $140,000.

(6)	The amounts in this column represent signing bonuses paid to Messrs. Bick and Ennis related to the employment agreements.

(7)
The salary amounts for Messrs. Bick and Ennis in 2006 represent the portion of their salary that was paid by the Company after the purchase of Priority Power effective April 1, 2006.  The annual salaries for Mr. Bick and Mr. Ennis are $140,000.

Employment Agreements

Mr. Yung’s employment agreement has an effective date of July 1, 2004 with an initial term of three years, after which the agreement has renewed and will renew automatically for successive one year periods unless terminated by either party.  Under the terms of the agreement, Mr. Yung receives an annual salary of $150,000 and a bonus equal to 25% of the increase in the Company’s shareholder equity attributable to the Company’s electricity-related businesses.  The bonus is payable either in cash or common stock of the Company.  During the term of the agreement and for a period of 18 months thereafter, Mr. Yung is subject to a non-compete agreement.  If Mr. Yung’s employment is terminated by Mr. Yung for good reason or upon a change of control or by the Company for any reason other than cause, he is entitled to severance payments equal to his then-current salary for a period of one year or the remaining term of the non-compete agreement, whichever is greater.

Mr. Kris Oliver’s employment agreement has an effective date of March 1, 2007 with a term of two years.  Under the terms of the agreement, Mr. Oliver receives an annual salary of $140,000 and a bonus based on the increase in the Company’s Book Value per Share.  The bonus is payable either in cash or common stock of the Company.  If Mr. Oliver’s employment is terminated by Mr. Oliver for good reason or by the Company for any reason other than cause, he is entitled to severance equal to 12 months of his then-current salary plus any bonus to which he would have been entitled had he been employed for the entire year.

Mr. Ennis’ employment agreement has an effective date of June 1, 2006 with a term of three years.  Under the terms of the agreement, Mr. Ennis receives an annual salary of $140,000 and a bonus of either $30,000 or 2% of the net income of Priority Power, whichever is greater.   Mr. Ennis is paid a portion of his salary in common stock of the Company.  During the term of the agreement and for 18 months thereafter, Mr. Ennis is subject to a non-solicitation agreement.  If Mr. Ennis’s employment is terminated by Mr. Ennis for good reason or by the Company for any reason other than cause, he is entitled to severance equal to 12 months of his then-current salary plus any bonus to which he would have been entitled had he been employed for the entire year.

Mr. Bick’s employment agreement has an effective date of June 1, 2006 with a term of three years.  Under the terms of the agreement, Mr. Bick receives an annual salary of $140,000 and a bonus which is determined by performance targets agreed to each year.  Mr. Bick is paid a portion of his salary in common stock of the Company.  During the term of the agreement and for a period of three years thereafter, Mr. Bick is subject to a non-compete agreement.  If Mr. Bick is terminated by the Company for any reason other than cause, he is entitled to severance payments equal to his then-current salary for the remainder of the agreement term unless the Company releases him from the non-compete agreement.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values (1)

The following table sets forth information with respect to stock options held as of December 31, 2007 by the executive officers named in the “Summary Compensation Table”.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS
Name	Option Plan	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date
Eric L. Oliver	B	1,671	$4.600	7/16/2011
	B	3,523	5.120	2/12/2012
Jon M. Morgan	A	2,901	4.252	10/24/2010
	B	3,251	3.880	2/20/2011
	B	3,342	5.120	2/12/2012

Since the inception of the Company, various options have been granted by the Board of Directors to founders, directors, employees, consultants and ministry partners. In February 1997, the Company authorized 67,100 additional shares of common stock to underlie additional options reserved for key employees and for future compensation to members of the Board of Directors.  The Board of Directors also adopted and the Shareholders approved, the 1997 Stock Option Plan (“1997 Plan”), which provides for the granting of either qualified or non-qualified options to purchase an aggregate of up to 514,484 shares of common stock, inclusive of the 67,100 shares mentioned above, and any and all options or warrants granted in prior years by the Company.

The 1998 Stock Option Plan (“1998 Plan”) was approved by the Board of Directors in April 1998, with approved amendment in May 2000.  The 1998 Plan gives the Company the authority to issue 300,000 options to purchase AMEN common stock.  If any stock options granted under the 1998 Plan terminate, expire or are canceled, new stock options may thereafter be granted covering such shares.  In addition, any shares purchased under the 1998 Plan subsequently repurchased by the Company, if management elects, pursuant to the terms hereof may again be granted under the 1998 Plan.  The shares issued upon exercise of stock options under the 1998 Plan may, in whole or in part, be either authorized but unissued shares, or issued shares reacquired by the Company.

Director Compensation

All non-officer directors receive reimbursement of reasonable expenses incurred in attending Board and Committee meetings and were awarded options during the year ended December 31, 2007 as shown in the table below:

Name	Option Awards(1)	Total
Bruce E. Edgington	$19,268	$19,268
Earl E. Gjelde	19,389	19,389
G. Randy Nicholson	17,193	17,193
Donald M. Blake, Jr.	19,389	19,389

(1)The above-named directors held options at December 31, 2007 for the following number of shares:  Mr. Edgington – 6913, Mr. Gjelde – 6957, Mr. Nicholson – 6169, and Mr. Blake – 6957.

For further information on the Company’s option plans, see descriptions provided above.

EXTERNAL AUDITOR INFORMATION

Effective September 30, 2002, Johnson Miller & Co., CPA’s PC was engaged as the independent accountant for the Company and has been selected as the Company’s principal accountants for 2008.  The decision to engage Johnson Miller & Co., CPA’s PC was approved by the Audit Committee of the Board of Directors.  The Audit Committee has delegated authority for the approval of non audit-related services to the Chairman of the Committee.

Audit Fees: The aggregate fees paid to Johnson Miller & Co., CPA’s PC for the audit of the financial statements on Form 10-KSB and for reviews on Form 10-QSB during 2006 was $90,644, and for 2007 was $64,749.

Audit Related Fees: None.

Tax Fees: During 2006 the Company did not pay any fees for tax related matters.  During 2007 the Company paid its principal accountant $10,532 for tax related matters.

All Other Fees: The aggregate other fees paid to Johnson Miller & Co., CPA’s PC during 2006 was $22,263.  The 2006 fees are primarily related to services rendered in connection with the purchase of Priority Power and the disposition of TCTB assets described below under “Certain Relationships and Related Transactions”.  The aggregate other fees paid to Johnson Miller & Co., CPA’s PC during 2007 was $0.

The Company expects that representatives of Johnson Miller & Co., CPA’s PC will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Conversion of Preferred Stock and Exercise of Warrants

On August 31, 2007, the holders of the Company’s Series A, B & C Preferred Stock converted such preferred stock into Common Stock of the Company.  As a part of this conversion, Eric L. Oliver, Jon M. Morgan and Bruce E. Edgington, officers and directors of the Company, received shares of Common Stock in the amounts shown below:

	Number of Preferred C Shares	Common Stock Equivalent	Preferred C Voting Equivalent	Purchase Price

Eric L. Oliver	14,063	56,252	52,877	$225,008
Jon M. Morgan	14,062	56,248	52,873	224,992
Bruce E. Edgington	3,125	12,500	11,750	50,000
Total	31,250	125,000	117,500	$500,000

Additionally, Mr. Oliver purchased an additional 9,375 shares of common stock upon exercise of warrants with an exercise price of $4.00 per share.  Mr. Oliver exercised additional warrants on March 7, 2008, for which he received an additional 18,751 shares at a price of $4.00 per share.

Purchase of Cogdill Enterprises

On September 11, 2007 the Company announced the acquisition of 100% of Cogdill Enterprises, Inc. (“CEI”), effective August 31, 2007 for an aggregate consideration of $6,000 and an obligation to pay 95% of the total revenues actually received by the Company each month directly as a result of the contracts originated by Trenton Cogdill for and on behalf of the CEI prior to the August 31, 2007. Trenton Cogdill is now an employee of Priority Power.

Debt Obligations

The following table reflects the portion of the Company’s long-term debt payable to related parties as of December 31, 2007:

Total

Eric L. Oliver, Chairman of the Board	$10,691
Jon M. Morgan , CEO	477,561
Padraig Ennis, VP of Priority Power	73,588
John Bick, Managing Principal of Priority Power	190,669
Trenton Cogdill, Priority Power	271,911
5% Shareholders	869,120
Total	$1,893,540

Sale of Preferred D and Issuance of Warrants

The Company issued Preferred D stock, promissory notes and the Warrants to finance its investment in SFF Royalty and SFF Production.  Certain of the Company’s Directors and director nominees participated in this transaction as shown below:

Director	# Shares Preferred D Purchased	Preferred D Purchase Price	Promissory Note Amount	# Warrants Received
Eric L. Oliver(1)	164,376	$1,643,760	$1,037,741	172,382

Bruce Edgington	6,130	61,300	38,700	6,429

Jesse Correll(2) (director nominee)	147,938	933,966	933,966	155,144

(1)Through Mr. Oliver’s control of SoftVest, L.P.
(2)Through Mr. Correll’s control of Universal Guaranty Life Ins. Co.

Stub Financing

In order to secure the cash required for the Company’s capital contribution to SFF Royalty and SFF Production on December 17, 2007, stub financing was arranged via the execution of two promissory notes with SoftVest, LP totaling $3.5 million.  These notes accrued interest at an annual rate of 8.5%.

The Company repaid these notes on March 13, 2008 after receiving its final distribution from the Trust based upon its ownership of Trust securities.

Other

We may in the future enter into other transactions and agreements incident to our business with directors, officers, principal shareholders and other affiliates. We intend for all such transactions and agreements to be on terms no less favorable than those obtainable from unaffiliated third parties on an arm's-length basis. In addition, the approval of a majority of the AMEN directors will be required for any such transactions or agreements.

OTHER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

Treatment of Preferred Stock

As of October 15, 2008, the only class of Preferred Stock that remained outstanding was the Series D Preferred Stock that was issued in connection with the Company’s investment in SFF Royalty and SFF Production.  The Preferred D has limited voting rights and is not convertible into shares of the Company’s common stock.  Consequently, ownership of Preferred D is not included in the tables that follow.

General

Unless otherwise noted, all persons named in the following ownership tables have sole voting and sole investment power with respect to all shares of voting stock beneficially owned by them, and no persons named in the table are acting as nominees for any persons or otherwise under the control of any person or group of persons.  As used herein, the term "beneficial ownership" with respect to a security means the sole or shared voting power (including the power to vote and direct the vote) or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security, including a right to acquire any such power during a period of sixty (60) days from October 15, 2008.  Percentage of beneficial ownership is based upon 3,777,655 shares of Common Stock outstanding as of October 15, 2008 and for the purpose of computing the percentage ownership of certain persons or groups, the shares of Common Stock that the person has the right to acquire (whether upon exercise of vested stock options, exercise of warrants or otherwise), are deemed to be outstanding as of that date.

Security Ownership of Certain Beneficial Owners

The following table and accompanying notes contain information about any person (including any “group”) who is known by us to be the beneficial owner of more than 5% of AMEN's Common Stock as of October 15, 2008, based upon copies of Schedule 13Ds and Schedule 13Gs received by the Company but are not officers or directors of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Dodge Jones Foundation P.O. Box 176 Abilene, TX 79604	253,679 (1)	5.8%

(1) Includes 27,321 shares issuable upon exercise of warrants, subject to shareholder approval.

Security Ownership of Management

The following table and accompanying notes contain information about the beneficial ownership of Common Stock as of October 15, 2008 by each of the Company’s (a) directors and director nominees, and (b) executive officers as defined in Item 402(a)(2) of Regulation S-B, and (c) all of the Company’s executive officers, directors and director nominees as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Eric L. Oliver (Chairman) 400 Pine Street Abilene, TX 79601	543,993 (1)	12.5%
Jon M. Morgan (President and CEO, Director) 303 W. Wall St., Ste. 2300 Midland, TX 79701	311,645 (2)	7.2%
Bruce E. Edgington (Director) 7857 Heritage Drive Annandale, VA 22003	201,112 (3)	4.6%
Jesse Correll (Director Nominee) 5250 South Sixth Street P. O. Box 5147 Springfield, Illinois 62705	155,144 (4)	3.6%
Earl E. Gjelde (Director) 42 Bristlecone Court Keystone, CO 80435	63,787 (5)	1.5%
Donald M. Blake, Jr. (Director) 298 Fifth Ave., 7th Floor New York, NY 10001	83,917 (6)	1.9%
G. Randy Nicholson (Director) 1202 Estates Drive, Ste. D Abilene, TX 79602	19,731 (7)	*
Kevin Yung (COO) 303 W. Wall St., Ste. 2300 Midland, TX 79701	7,938	*
Kris Oliver (CFO) 303 W. Wall St., Ste. 2300 Midland, TX 79701	12,998	*
Padraig Ennis 303 W. Wall St., Ste. 2300 Midland, TX 79701	2,760	*
John Bick 303 W. Wall St., Ste. 2300 Midland, TX 79701	27,145	*
All Current Directors and Officers as a Group	1,430,170	32.9%
* - less than 1%

(1)
Includes 76,813 shares and 172,382 shares issuable upon the exercise of warrants, the exercise of which is subject to shareholder approval, beneficially owned by SoftVest, LP.  Mr. Oliver is General Partner and lead investment officer of SoftVest, LP.  Includes 2,907 shares beneficially owned by Lighthouse Partners, LP, of which Mr. Oliver is the General Partner.  Includes 142,837 shares beneficially owned by SoftSearch Investments, LP, of which Mr. Oliver is the General Partner.  Includes 49,210 shares beneficially owned by Mr. Oliver’s children.  Includes 5,193 shares issuable upon exercise of currently exercisable options.

(2)	Includes 9,493 shares issuable upon exercise of currently exercisable stock options.

(3)	Includes 34,672 shares issuable upon exercise of currently exercisable options. Includes 6,429 shares issuable upon the exercise of warrants, the exercise of which is subject to shareholder approval.

(4)	Includes 155,144 shares issuable upon exercise of warrants, subject to shareholder approval.

(5)	Includes 34,581 shares issuable upon exercise of currently exercisable stock options.

(6)	Includes 21,870 shares issuable upon exercise of a currently exercisable stock option.

(7)	Represents shares issuable upon exercise of currently exercisable stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who own more than ten percent of a registered class of AMEN's equity securities (collectively, the "Reporting Persons") file reports of ownership and changes in ownership with the Commission and to furnish the Company with copies of these reports. The Company believes that all filings required to be made by the Reporting Persons during the fiscal year ended December 31, 2007 were made on a timely basis.

Shareholder Proposals

All stockholder proposals submitted for inclusion in the Company’s Proxy Statement and form of proxy for the Annual Meeting of Stockholder of the Company to be held in 2009 must be received at P. O. Box 835451, Richardson, Texas 75083, Attention: Kris L. Oliver, a reasonable time before the Company begins to prepare its proxy materials for such meeting.  Such proposals must also comply with the applicable regulations of the Securities and Exchange Commission.  Notice to the Company of all other stockholder proposals (not submitted for inclusion in the Company’s Proxy Statement and form of proxy) for the 2009 Annual Meeting will not be considered timely unless received at the address set forth above a reasonable time before the Company begins to prepare its proxy materials for such meeting.

Schedule A

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
AMEN Properties, Inc.
Midland, Texas

We have audited the accompanying Combined Statements of Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased from Santa Fe Energy Trust (the “Trust”) and Devon Energy Production Company, L. P. (“Devon”), as defined in Note 1, by AMEN Properties, Inc. (the “Company”) on December 17, 2007, for each of the two years in the period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As disclosed in Note 2, the accompanying combined financial statements are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K of AMEN Properties, Inc. and are not intended to be a complete financial presentation of the results of operations of the acquired oil and gas properties described above.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the oil and gas properties purchased from the Trust and Devon, for each of the two years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ Johnson Miller & Co., CPA’s PC

Midland, Texas
October 14, 2008

AMEN PROPERTIES, INC.
COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED FROM
SANTA FE ENERGY TRUST AND DEVON ENERGY PRODUCTION COMPANY, L.P.
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006

Revenues	$3,540,551	$2,950,258
Direct operating expenses	526,070	439,207

Excess of revenues over direct operating expenses	$3,014,481	$2,511,051

The accompanying notes are an integral part of these financial statements.

AMEN PROPERTIES, INC.
NOTES TO COMBINED STATEMENTS OF REVENUES AND
DIRECT OPERATING EXPENSES OF THE
OIL AND GAS PROPERTIES PURCHASED FROM
SANTA FE ENERGY TRUST AND DEVON ENERGY PRODUCTION COMPANY, L.P.

(1)	THE PROPERTIES

On November 8, 2007, AMEN Minerals, LLC, a wholly owned subsidiary of AMEN Properties, Inc. (collectively, the “Company”), entered into Purchase Agreements with Santa Fe Energy Trust (the “Trust”) and Devon Energy Production Company, L. P. (“Devon”) to acquire the Trust’s net profits interests and Devon’s working and royalty interests (collectively, the “Acquired Properties”) in oil and gas properties in a number of different states effective October 1, 2007 for a total purchase price of $56 million, subject to customary closing adjustments.  Subsequently, both the Trust Purchase Agreement and the Devon Purchase Agreement were amended to add an independent third party (the “Third Party”) as the purchaser of approximately one-half of the Trust’s net profits interest and Devon’s royalty interests of the Acquired Properties.

The closing for the acquisition occurred on December 17, 2007.  After all closing adjustments were applied and $27 million was paid by the Third Party for their portion of the Acquired Properties, the Company’s net purchase price for its portion of the Acquired Properties was $30.1 million.  The Company instructed the Trust and Devon to convey its portion of the Acquired Properties into two new entities: the royalty interests were conveyed to SFF Royalty, LLC and the working interests were conveyed to SFF Production, LLC (collectively, the “SFF Group”) . In exchange for contributing $10 million in capital, the Company received a one third ownership interest in the SFF Group.  The remaining ownership in the SFF Group is divided amongst the acquisition investment group proportionately based on the percentage of capital provided.  The investment group and management group of the new entities includes two of the Company’s Directors, Eric Oliver and Jon Morgan.  Additionally, the two new entities have entered into a management agreement with Anthem Oil and Gas, Inc. to manage the interests in exchange for compensation equal to 5% of the gross proceeds. One of the Company's directors, Jon Morgan, is the president of Anthem Oil and Gas.

Further detail on the assets conveyed into SFF Royalty and SFF Production is shown below:

	Acquired from the Trust		Acquired from Devon
Acquiring Entity	Description	Purchase Amount	Description	Purchase Amount	Total Purchase
SFF Royalty	Net profits interests in royalty interests owned by Devon	$21,077,688	Royalty interests subject to Trust’s net profits interests	$2,254,662	$23,332,350

SFF Production	Net profits interests in working interests owned by Devon	6,072,125	Working interests subject to Trust’s net profits interests	649,531	6,721,656

Totals		$27,149,813		$2,904,193	$30,054,006

(2)	BASIS FOR PRESENTATION

The Acquired Properties are owned by SFF Royalty and SFF Production and reflected in the financial statements of those entities.  The Company does not control the SFF Group and has no direct ownership of the Acquired Properties and does not consolidate the financial statements of the SFF Group into its financial statements.  Rather, the Company accounts for its investment in the SFF Group using the equity method.  The accompanying combined statements of direct revenues and direct operating expenses reflect approximately one-third of the Acquired Properties owned by the SFF Group, which is representative of the Company’s ownership position in those entities.

Prior to the acquisition, the Trust properties were owned by Devon, subject to a 90% net profits interest owned by the Trust.  All Trust revenue and expenses were accounted for by Devon.  In accordance with SAB 47, the Trust’s financial statements were prepared on a cash basis of accounting.  During the periods presented, the Devon acquired interests were not accounted for or operated as a separate division. Certain Devon costs, such as depreciation, depletion and amortization (“DD&A”), general and administrative expenses and corporate income taxes were not allocated to the Devon acquired properties. Devon accounts for its oil and gas activities using the full cost method. Full separate financial statements for the Acquired Properties prepared in accordance with accounting principles generally accepted in the United States do not exist and are not practicable to obtain in these circumstances. Accordingly, the accompanying statements include only revenues and direct operating expenses applicable to the Acquired Properties and are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Company’s Form 8-K and are not intended to be a complete financial presentation of the acquired oil and gas properties described in Note 1 above. The Company does not have information for the financing and investing activities from the Acquired Properties.

The Company’s historical balance sheet for the year ended December 31, 2007 includes the Company’s portion of the adjusted purchase price of $30.1 million.  The Company’s Consolidated Statement of Operations for the period ended December 31, 2007 included the Company’s share of the earnings generated by the SFF Group’s ownership of the Acquired Properties from December 17 through December 31.

The accompanying Combined Statements of Revenue and Direct Operating Expense are presented on the accrual basis of accounting. Direct operating expenses include lease operating expense, severances taxes and ad valorem taxes. DD&A, general and administrative expenses and corporate income taxes have been excluded for the reasons discussed above. The oil and gas industry, as with other extractive industries, is a depleting one that is not always constant with respect to production streams and each barrel of oil equivalent produced must be replaced or the critical source of revenue and cash flows will shrink. Past results are not necessarily indicative of future results. For reasons including those noted, the financial statements and other information presented herein are not indicative of the financial condition or results of operations of the Acquired Properties going forward or indicative of results had the acquisition been consummated in the periods presented.

(3)	OIL AND GAS RESERVES - UNAUDITED

Proved reserves are estimated quantities of oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can reasonably be expected to be recovered through existing wells with existing equipment and operating methods. Proved oil and natural gas reserve quantities and the related discounted future net cash flows before income taxes (see Standardized Measure) for 2007 are based on estimates prepared by Ryder Scott Company. Such estimates have been prepared in accordance with guidelines established by the Securities and Exchange Commission.  Reserve studies were not available for 2006, and the reserve quantities and related discounted future net cash flows for that period were estimated based on the Ryder Scott reserve estimates for 2007 and historical production volumes obtained from Devon.

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production. The following estimated quantities of proved oil and natural gas reserves and changes in net proved reserves of the Acquired Properties represent estimates only and should not be construed as being exact.

	Oil (Bbls)	Gas (Mcf)
	(in thousands)
Proved Developed and Undeveloped Reserves
Balance, January 1, 2006 (calculated)	228	1140
Production	(29)	(250)
Balance, December 31, 2006 (calculated)	199	890
Production	(38)	(276)
Balance, December 31, 2007 (from Ryder Scott estimate)	161	614

Standardized Measure - The Standardized Measure of Discounted Future Net Cash Flows relating to the Acquired Properties’ ownership interests in the proved oil and natural gas reserves for each of the two years ended December 31, 2006 and 2007 is shown below.

	2007	2006
	(in thousands)
Future Cash Flows	$16,844	$18,092

Future Production Costs	(2,762)	(2,967)

Future Net Cash Inflows	14,082	15,125

Discounted at 10% For Timing	(5,493)	(5,899)

Discounted Future Net Cash Inflows	$8,589	$9,226

Future cash flows are computed by applying fiscal year-end prices of oil and natural gas to year-end quantities of proved oil and natural gas reserves. For 2007, future operating expenses and development costs were computed primarily by Ryder Scott by estimating the expenditures to be incurred in developing and producing the proved oil and natural gas reserves at the end of year, based on year-end costs and assuming the continuation of existing economic conditions.

A discount factor of 10 percent was used to reflect the timing of future net cash flows. The Standardized Measure of Discounted Future Net Cash Flows is not intended, nor should it be interpreted, to represent the replacement cost or fair market value of the Acquired Properties’ oil and natural gas reserves, anticipated future changes in prices and costs, a discount factor more representative of the time value of money and the risks inherent in reserve estimates of oil and natural gas producing operations.

Since reserve studies were not available for 2006, the Standardized Measure was computed in the following manner:

•
To compute Future Cash Flows, fiscal year-end prices of oil and natural gas published by the United States Department of Energy were applied to year-end quantities of proved oil and natural gas reserves calculated by adding 2007 production volumes obtained from Devon to the December 31, 2007 reserve estimates prepared by Ryder Scott.

•
Future Production Costs were computed by applying the ratio of Future Production Costs to Future Cash Flows found in the 2007 Ryder Scott estimate to Future Cash Flows for 2006, the effect of which is to assume that production costs were approximately the same at 12/31/06 as at 12/31/07.

•	The 10% Discount for Timing was computed by applying the discount factor used in the 2007 Ryder Scott estimate to the Future Net Cash Inflows for 2006.

Changes in Standardized Measure - Changes in Standardized Measure of Discounted Future Net Cash Flows relating to proved oil and gas reserves are summarized below:

	2007	2006
	(in thousands)
Balance beginning of the year	$15,125	$20,277
Sales, net of production costs and taxes	(3,014)	(2,511)
Changes in prices	2,909	(2,106)
Interest Factor and Other	(938)	(535)
Balance end of the year	$14,082	$15,125

Sales of oil and natural gas, net of oil and natural gas operating expenses, are based on historical results. Since reserve studies were not available for prior years, Changes in Standardized Measure were estimated for those periods using reserve quantities calculated as described above and commodity prices published by the United States Department of Energy.

 Schedule B
AMEN PROPERTIES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

Background

The following unaudited pro forma condensed consolidated financial statements and related notes have been prepared to show the effect of the acquisition of oil and gas interests from Santa Fe Energy Trust (the “Trust”) and Devon Energy Production Company, L. P. (“Devon”) and the financing thereof.

On November 8, 2007, AMEN Minerals, LLC, a wholly owned subsidiary of AMEN Properties, Inc. (collectively, the “Company”), entered into Purchase Agreements with the Trust and Devon to acquire the Trust’s net profits interests and Devon’s working and royalty interests (collectively, the “Acquired Properties”) in oil and gas properties in a number of different states effective October 1, 2007 for a total purchase price of $56 million, subject to customary closing adjustments (the “Acquisition”).  Subsequently, both the Trust Purchase Agreement and the Devon Purchase Agreement were amended to add an independent third party (the “Third Party”) as the purchaser of approximately one-half of the Trust’s net profits interests and Devon’s royalty interests of the Acquired Properties.

The closing for the Acquisition occurred on December 17, 2007.  After all closing adjustments were applied and $27 million was paid by the Third Party for their portion of the Acquired Properties, the Company’s net purchase price for its portion of the Acquired Properties was $30.1 million.  The Company instructed the Trust and Devon to convey its portion of the Acquired Properties into two new entities: the royalty interests were conveyed to SFF Royalty, LLC and the working interests were conveyed to SFF Production, LLC (collectively, the “SFF Group”) . In exchange for contributing $10 million in capital, the Company received a one third ownership interest in the SFF Group.  The remaining ownership of the SFF Group is divided amongst the Acquisition investment group proportionately based on the percentage of capital provided.  The investment group and management group of the new entities includes two of the Company’s Directors, Eric Oliver and Jon Morgan.  Additionally, the two new entities have entered into a management agreement with Anthem Oil and Gas, Inc. to manage the Acquired Properties in exchange for compensation equal to 5% of the gross proceeds. One of the Company's directors, Jon Morgan, is the president of Anthem Oil and Gas.

The Company does not control the SFF Group and uses the equity method of accounting to record its one third interest in the net income (loss) of the SFF Group.

Further detail on the assets conveyed into SFF Royalty and SFF Production is shown below:

	Acquired from the Trust		Acquired from Devon
Acquiring Entity	Description	Purchase Amount	Description	Purchase Amount	Total Purchase
SFF Royalty	Net profits interests in royalty interests owned by Devon	$21,077,688	Royalty interests subject to Trust’s net profits interests	$2,254,662	$23,332,350

SFF Production	Net profits interests in working interests owned by Devon	6,072,125	Working interests subject to Trust’s net profits interests	649,531	6,721,656

Totals		$27,149,813		$2,904,193	$30,054,006

To secure the $10 million required for the investments in SFF Royalty and SFF Production, the Company issued Preferred Stock, warrants and short-term promissory notes and secured stub financing as described below.

Class D Preferred Stock

429,100 shares of Class D Preferred Stock (“Preferred D”) were issued at a share price of $10 for total proceeds of $4,291,000.  Below is a summary of the significant characteristics of the Preferred D:

•	Pays a coupon of 8.5% annually.
•	Has limited voting rights.
•	Is not convertible into common stock.
•	Is redeemable upon demand by the Company.
•	Election of up to two directors

Promissory Notes

The Company also signed promissory notes with the recipients of the Preferred D totaling $2,709,000.  Below is a summary of the significant characteristics of the promissory notes:

•	Due and payable on June 30, 2009.
•	Interest rate of Prime plus 1% (6.00% at June 30, 2008).

Warrants

The holders of the promissory notes were issued warrants to purchase a total of 450,000 shares of the Company’s common stock at a strike price of $6.02 per share.  These warrants expire on June 30, 2009 and the Company intends to use the proceeds from their issuance to pay all or a portion of the balance of the related promissory notes. No value has been assigned to these warrants as shareholder approval is required before the warrants can be exercised.

Stub Financing

In order to secure the cash required for the Company’s contribution to SFF Royalty and SFF Production on December 17, 2007, stub financing was arranged via the execution of two promissory notes with SoftVest, LP totaling $3.5 million. These notes were paid on March 13, 2008.  Mr. Eric Oliver, the Company’s Chairman of the Board, is the Managing Partner of SoftVest, LP.

Certain of the Company’s Directors participated in this transaction as shown below:

Director	# Shares Preferred D Purchased	Preferred D Purchase Price	Promissory Note Amount	# Warrants Received @$6.02 Strike Price
Eric Oliver	164,376	$1,643,760	$1,037,741	172,382

Bruce Edgington	6,130	61,300	38,700	6,429

Sources of Information and Basis of Presentation

The unaudited pro forma condensed consolidated statement of operations and condensed consolidated balance sheet as of and for the year ended December 31, 2007 is derived from the audited consolidated financial statements of AMEN Properties, Inc. for the year ended December 31, 2007, the audited Combined Statement of Revenues and Direct Operating Expenses for the Acquired Properties for the year ended December 31, 2007 and the adjustments and assumptions described below.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto, our Annual Report on Form 10-K for the year ended December 31, 2007, and the Combined Statements of Revenues and Direct Operating Expenses for the Acquired Properties included herein as Schedule A. Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. Certain information (including substantial footnote disclosures) included in the annual historical financial statements has been excluded in these condensed pro forma financial statements. The pro forma data presented is not necessarily indicative of the financial results that would have been attained had the Acquisition occurred on January 1, 2007, and should not be viewed as indicative of operations in future periods.

How the Pro Forma Financial Statements Were Prepared

The pro forma condensed consolidated statement of operations for the year ended December 31, 2007 was prepared without audit assuming we completed the Acquisition on January 1, 2007.

The Acquired Properties were not accounted for or operated as a separate division by Devon. Certain costs, such as depreciation, depletion and amortization (“DD&A”), general and administrative expenses, and corporate income taxes were not allocated to the individual properties comprising the Acquired Properties. Full separate financial statements prepared in accordance with accounting principles generally accepted in the United States do not exist for the Acquired Properties and are not practicable to obtain in these circumstances. Therefore, on a historical basis, the Company is presenting only the revenues and direct operating expenses for the Acquired Properties. Certain estimates and judgments were made in preparing the pro forma adjustments as discussed in the notes. With these adjustments, the pro forma condensed consolidated statement of operations represents only an estimate of combining our historical results with our indirect interest in the Acquired Properties. The statements do not consider nonrecurring items included in the historical financial statements. The pro forma condensed consolidated balance sheet was prepared without audit assuming we completed the Acquisition on January 1, 2007.

No incremental general and administrative costs related to this acquisition have been included, and general and administrative costs are expected to increase only minimally, if at all, as a result of the Acquisition. As a result, a very minimal amount of our internal resources will be used to oversee the Company’s investment in the SFF Group (and their ownership of the Acquired Properties) and, accordingly, we believe that the impact from the Acquisition on our total general and administrative expenses will be minimal.

The unaudited pro forma financial information is presented for illustrative purposes and does not purport to present what the Company’s financial position or results of operations would have been had we invested in the SFF Group (and it had owned the Acquired Properties) on the dates indicated. In addition, such information is not necessarily indicative of the Company’s future results of operations or financial performance because of the exclusion of certain operating expenses, changes in commodity prices and other circumstances that may change or arise in the future.  The unaudited pro forma financial information should be read in conjunction with our historical financial statements and risk factor disclosure, which are hereby incorporated by reference herein.

AMEN PROPERTIES, INC.

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2007

	Amen	Pro Forma
	Historical	Adjustments		Pro Forma
OPERATING REVENUE
Retail Electricity Revenue	$10,327,813	$--		$10,327,813
Energy Management Fees	3,983,517	--		3,983,517
Total Operating Revenue	14,311,330	--		14,311,330

OPERATING EXPENSE
Cost of Goods and Services	9,560,893	--		9,560,893
General and Administrative	3,042,256	--		3,042,256
Depreciation, Amortization and Depletion	118,236	--		118,236
Corporate Tithing	157,689	50,500	a	208,189
Total Operating Expenses	12,879,074	50,500		12,929,574
INCOME FROM OPERATIONS	1,432,256	(50,500)		1,381,756

OTHER INCOME (EXPENSE)
Interest Income	345,395	--		345,395
Interest Expense	(339,780)	(299,593)	b	(639,373)
Income from Real Estate Investment	102,767	--		102,767
Income from SFF Group Investment	22,389	875,546	c	897,935
Other Income	96,746	--		96,746
Total Other Income	227,517	575,953		803,470

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	1,659,773	525,453		2,185,226

Income Taxes	(52,812)	(20,700)	d	(73,512)
Minority Interest	901	--		901

INCOME FROM CONTINUING OPERATIONS	1,607,862	504,753		2,112,615

LOSS FROM DISCONTINUED OPERATIONS	(311,351)	--		(311,351)

NET INCOME	$1,296,511	$504,753		$1,801,264

Net Income from Continuing Operations per Common Share (Basic)	$.58			$.76

Net Income from Continuing Operations per Common Share (Diluted)	$.43			$.57

Net Income per Common Share (Basic)	$.47			$.65

Net Income per Common Share (Diluted)	$.35			$.48

Weighted Average Number of Common Shares Outstanding - Basic	2,766,745			2,766,745
Weighted Average Number of Common Shares Outstanding - Diluted	3,715,641			3,715,641

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

AMEN PROPERTIES, INC.

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED BALANCE SHEET

December 31, 2007

ASSETS

	Amen	Pro Forma
	Historical	Adjustments		Pro Forma

CASH and CASH EQUIVALENTS	$1,520,852	$3,274,629	1	$4,795,481

OTHER CURRENT ASSETS	5,720,756	(3,680,550)	2	2,040,206

RESTRICTED CASH EQUIVALENTS	2,197,000	--		2,197,000

PROPERTY AND EQUIPMENT	177,771	--		177,771

OIL AND GAS INVESTMENTS IN SFF GROUP	10,022,389	(2,591,119)	3	7,431,270

INVESTMENT IN REAL ESTATE	2,311,443	--		2,311,443

ROYALTY INTERESTS	126,528	--		126,528

LONG-TERM INVESTMENTS	62,350	--		62,350

OTHER ASSETS	3,422,941	--		3,422,941

TOTAL ASSETS	$25,562,030	$(2,997,040)		$22,564,990

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES	$8,274,367	$(3,428,800)	4	$4,845,567

LONG-TERM OBLIGATIONS	2,624,085	--		2,624,085

STOCKHOLDERS’ EQUITY	14,663,578	431,760	5	15,095,338

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$25,562,030	$(2,997,040)		$22,564,990

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

AMEN PROPERTIES, INC.
NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated statement of operations reflects the following adjustments:

a.	Increased tithing related to the increase in net equity earnings from SFF Group investment. The Company tithes 10% of its net earnings.

b.
Increased interest expense to show the full year impact of interest on borrowings related to SFF investment.  Assumed stub financing was outstanding for three months at stated interest rate of 8.5%.  For SFF investment notes issued to Preferred D holders, used interest rate of 9.08% for stated interest rate of Prime + 1%.

c.	Pro forma estimate of Amen’s one-third interest in the equity earnings of SFF Royalty and SFF Production. Based on direct revenues and expenses adjusted for depletion expense.

d.	Increase in Texas Franchise Tax related to increase in equity net earnings from SFF Group Investment.

The unaudited pro forma condensed consolidated balance sheet reflects the following adjustments:

1.
Increase in cash from distributions from SFF Group (+$3.5 million) and liquidation of investment in Santa Fe Energy Trust (+$4.0 million), net of repayment of stub financing (-$3.5 million), Preferred D dividends (-$365 thousand) and increased interest payments (-$300 thousand)

2.	Liquidation of investment in Santa Fe Energy Trust.

3.	Adjustments for pro forma investment equity income from SFF Group (+$875 thousand) and cash distributions from SFF Group (-$3.5 million)

4.	Repayment of stub financing (-$3.5 million) and increase in accruals for tithing and franchise taxes (+$71 thousand)

5.	Adjustment for increased equity earnings from SFF Group investment, net of related expenses such as interest and dividends.

AMEN Properties, Inc.
303 W. Wall Street, Suite 2300
Midland, Texas 79701

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMEN PROPERTIES INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS ON DECEMBER 17, 2008

The undersigned hereby constitutes and appoints Eric L. Oliver and Jon M. Morgan, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders to be held at the 303 W. Wall Street, Suite 2300, Midland, TX 79701, at 8:30 a.m., local time, on Wednesday, December 17, 2008, and at any adjournments thereof, on all matters coming before said meeting.

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE:   /X/

1.	ELECTION OF, ERIC L. OLIVER, JON M. MORGAN, BRUCE E. EDGINGTON, JESSE T. CORRELL, DONALD M. BLAKE, JR. AND G. RANDY NICHOLSON TO THE AMEN PROPERTIES, INC. BOARD OF DIRECTORS.

IN FAVOR OF ALL NOMINEES [ ]

WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES [ ]

IN FAVOR OF ALL NOMINEES EXCEPT THE FOLLOWING: [ ]

_______________________________________

_______________________________________

_______________________________________

_______________________________________

Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above.)

2.
APPROVAL AND RATIFICATION OF THE ISSUANCE OF UP TO 450,000 SHARES OF COMMON STOCK OF THE COMPANY UPON EXERCISE OF WARRANTS ISSUED IN CONNECTION WITH THE COMPANY’S INVESTMENT IN SFF ROYALTY, LLC AND SFF PRODUCTION, LLC.

IN FAVOR [ ]

AGAINST [ ]

ABSTAIN [ ]

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this proxy will be voted IN FAVOR of the election of all of the directors named in this proxy card and IN FAVOR of proposal 2 as set forth herein.

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT FOR THE
DECEMBER 17, 2008 ANNUAL MEETING OF SHAREHOLDERS AND THE COMPANY’S
ANNUAL REPORT ON FORM 10-KSB

Stockholder Signature(s): _______________________     _________________________

Date: _____________________________

Stockholder Printed Name(s): ____________________     _________________________

Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears thereon. If a corporation, please sign in full corporate name as President or other authorized officer. If a partnership, please sign in partnership name by authorized person.